              Supplementary Data


1) CONDENSED BALANCE SHEETS (UNAUDITED):

                                                                                   December 31,                  December 31,
                                                                                      1998                           1997
                                                                                   ------------                  -----------
ASSETS

Cash and cash equivalents                                                         $  39,551,044                 $  18,668,703
Finance receivables                                                                 437,287,437                   250,688,138
Less:
   Allowance for losses on receivables                                                6,401,916                     2,654,114
   Unearned fees                                                                      3,802,302                     3,161,237
                                                                                  -------------                 -------------
              Net finance receivables                                               427,083,219                   244,872,787
Deferred income taxes                                                                 2,112,383                     1,041,520
Property and equipment, net                                                           1,753,208                       416,284
Goodwill                                                                              1,563,220                     1,740,097
Investments in affiliates                                                            11,397,194                       767,244
Other investment securities                                                          11,755,628                     1,442,814
Prepaid expenses and other assets                                                     9,455,219                     3,405,497
                                                                                  -------------                 -------------
              Total assets                                                        $ 504,671,115                 $ 272,354,946
                                                                                  =============                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                                    $  32,503,243                 $  40,157,180
Commercial paper facility                                                           114,207,270                   101,179,354
CP conduit facility                                                                  42,440,000
Warehouse facility                                                                   49,632,760                    27,932,520
Client holdbacks                                                                      4,208,859                     6,173,260
Accounts payable to clients                                                             540,205                       834,367
Income taxes payable                                                                  1,918,084                     5,138,144
Due to affiliates, net                                                                  651,169
Accounts payable and accrued expenses                                                 6,180,833                     2,217,947
Notes payable                                                                         3,380,828                       115,286
Accrued interest                                                                      1,454,297                       776,700
                                                                                  -------------                 -------------
              Total liabilities                                                     257,117,548                   184,524,758

Stockholders' equity
   Preferred stock, par value $.01 per share;
     10,000,000 shares authorized; none outstanding
   Common stock, par value $.01 per share;
     60,000,000 shares authorized;
     13,414,189 and 9,670,291 shares
     issued and outstanding  respectively                                               134,142                        96,703
   Paid-in-capital                                                                  219,822,293                    79,784,045
   Retained earnings                                                                 27,597,132                     7,949,440
                                                                                  -------------                 -------------
              Total stockholders' equity                                            247,553,567                    87,830,188
                                                                                  -------------                 -------------
              Total liabilities and equity                                        $ 504,671,115                 $ 272,354,946
                                                                                  =============                 =============

Note: The balance sheet as of December 31, 1997 has been derived from audited financial statements, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

2) KEY BALANCE SHEET DATA:

                                                                                  As of Dec. 31,                 As of Dec. 31,
                                                                                       1998                           1997
                                                                          ---------------------------------------------------------
Finance Receivables:
              Accounts Receivable Program                                         $ 289,717,840      66%        $ 185,727,628    74%

              STL Program                                                           147,569,597      34%           64,960,510    26%

                                                                          ---------------------------------------------------------
              Total                                                               $ 437,287,437     100%        $ 250,688,138   100%

                                                                          =========================================================
Allowance for losses on receivables                                                 $ 6,401,916                 $   2,654,114
                                                                          =====================          ====================
Total Assets                                                                      $ 504,671,115                 $ 272,354,946
                                                                          =====================          ====================

Debt
              Line of credit                                                       $ 32,503,243      13%         $ 40,157,180    24%

              Commercial paper facility                                             114,207,270      48%          101,179,354    60%

              CP conduit facility                                                    42,440,000      18%
              Warehouse facility                                                     49,632,760      21%           27,932,520    16%

                                                                          ---------------------------------------------------------
              Total                                                               $ 238,783,273     100%        $ 169,269,054   100%

                                                                          =========================================================

Total Liabilities                                                                 $ 257,117,548                 $ 184,524,758
                                                                          =====================          ====================
Client Holdbacks                                                                    $ 4,208,859                   $ 6,173,260
                                                                          =====================          ====================
Total Debt                                                                        $ 238,783,273      49%        $ 169,269,054    66%

Total Stockholders' Equity                                                          247,553,567      51%           87,830,188    34%

                                                                          ---------------------------------------------------------
Capitalization                                                                    $ 486,336,840     100%        $ 257,099,242   100%

                                                                          ========================================================
Book Value Per Share                                                                    $ 18.45                        $ 9.08
                                                                          =====================          ====================

Note:  See attached Balance Sheets for additional information



3) CONDENSED STATEMENTS OF INCOME

                                                                            For the Quarter                    For the Year
                                                                           Ended December 31,                Ended December 31,
                                                                      -------------------------------    --------------------------
                                                                           1998               1997           1998          1997
                                                                      -------------       -----------    ------------  ------------
Fee and interest income
     Fee and interest income from finance receivables...........       $ 14,964,816       $ 9,712,639    $ 56,889,198  $ 27,401,653
     Other interest income......................................            169,606           131,690         817,662       343,424
                                                                      -------------       -----------    ------------  ------------

              Total fee and interest income.....................         15,134,422         9,844,329      57,706,860    27,745,077

Interest expense................................................          3,785,615         2,835,261      13,629,466     7,921,330
                                                                      -------------       -----------    ------------  ------------

              Net fee and interest income.......................         11,348,807         7,009,068      44,077,394    19,823,747
Provision for losses on receivables.............................          1,353,189           310,122       3,953,498     1,315,122
                                                                      -------------       -----------    ------------  ------------

              Net fee and interest income after provision
                     for losses on receivables..................          9,995,618         6,698,946      40,123,896    18,508,625
Asset management income.........................................            589,495                         1,576,597
                                                                      -------------       -----------    ------------  ------------
              Operating income..................................         10,585,113         6,698,946      41,700,493    18,508,625

Operating expenses..............................................          3,725,026         2,257,913      13,434,451     7,219,372
Other income....................................................          2,758,913           472,726       4,805,909     1,582,852
                                                                      -------------       -----------    ------------  ------------
Income before income taxes......................................          9,619,000         4,913,759      33,071,951    12,872,105

Income taxes....................................................          3,868,612         1,948,178      13,264,049     4,877,257
                                                                      -------------       -----------    ------------  ------------

Net income......................................................      $   5,750,388       $ 2,965,581    $ 19,807,902  $  7,994,848
                                                                      =============       ===========    ============  ============
Basic earnings per share........................................      $        0.43       $      0.31    $       1.57  $       0.99
Weighted average shares outstanding.............................         13,408,824         9,669,793      12,627,536     8,087,857

Diluted earnings per share......................................      $        0.42       $      0.30    $       1.52  $       0.96
Diluted weighted average shares outstanding.....................         13,688,967        10,015,643      13,002,260     8,310,111

4)  COMMON SHARES INFORMATION:
                                               As of and for the      As of and for the   As of and for the      As of and for the
                                                 Quarter Ended          Quarter Ended         Year Ended             Year Ended
                                                   Dec. 31,                Dec. 31,            Dec. 31,                Dec. 31,
                                                     1998                    1997                1998                    1997
                                               ----------------       -----------------   -----------------      -----------------
              Total Shares Outstanding             13,414,189              9,670,291          13,414,189               9,670,291

              Weighted Average Shares
                          Outstanding              13,408,824              9,669,793          12,627,536               8,087,857

              Diluted  Weighted Average Shares
                          Outstanding              13,688,967             10,015,643          13,002,260               8,310,111

5)  SELECTED FINANCIAL DATA:

                                                     As of or for the Quarter ended            As of or for the year ended
                                                     1998                    1997                1998                 1997
                                               ----------------       -----------------   -----------------      -----------------

Number of clients being financed (1)                     209                    174                 209                     174
Number of loans to clients                               240                    200                 240                     200
Yield Statistics:
--------------------------
Yield on finance receivables                           14.70%                 17.28%              16.21%                  16.83%
Yield on Accounts Receivable Program receivables       15.64%                 17.70%              16.45%                  16.96%
Yield on STL Program  receivables                      12.87%                 16.32%              15.67%                  16.31%
Finance Spread and Margin:
-----------------------------------------
Average yield on finance receivables                   14.70%                 17.28%              16.21%                  16.83%
Average cost of debt                                    7.68%                  8.62%               8.10%                   8.57%
                                               ----------------       -----------------   -----------------      -----------------
Net fee and interest spread                             7.02%                  8.66%               8.11%                   8.26%
Net fee and interest margin                            10.98%                 12.52%              12.32%                  12.17%
Year-to-Year Growth Statistics:
-----------------------------------------
Finance Receivables                                    74.43%                180.63%              74.43%                 180.63%
Total fee and interest income                          53.74%                164.09%             107.99%                 130.90%
Net income (1996 data pro forma)                       93.90%                204.23%             147.76%                 169.77%
Diluted earnings per share (1996 data pro forma)       41.87%                 81.19%              58.35%                  92.55%
Other Operating Statistics:
-----------------------------------------
Return on average working assets                        5.65%                  5.30%               5.64%                   4.91%
Finance receivable turnover ratio (# times              2.3                    2.7                 9.24                   11.42
Allowance for losses as a percentage of
              finance receivables                       1.46%                  1.06%               1.46%                   1.06%
Total operating expenses as a percentage
              of average earning assets                 3.66%                  4.03%               3.83%                   4.43%
Efficiency ratio (Operating expenses/ gross            22.02%                 22.94%              22.03%                  26.02%
              operating income)
Leverage ratio (debt/equity)                            0.96                   1.93                0.96                    1.93
Equity/Assets                                          49.05%                 32.25%              49.05%                  32.25%

(1) Includes 68 and 60 clients who were affiliates of one or more clients in 1998 and 1997, respectively.